CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.    The  information  contained in the Report fairly presents, in all
               material  respects,  the  financial  condition  and   results  of
               operations of the Registrant.


Date:    JULY 29, 2004             /S/ DONALD F. CRUMRINE
     -----------------------       ---------------------------------------------
                                   Donald F. Crumrine, Director, Chairman of the
                                   Board and Chief Executive Officer
                                   (principal executive officer)

I, Peter C. Stimes, Chief Financial and Accounting Officer, Vice President, Treasurer & Assistant Secretary of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.    The  information  contained in the Report fairly presents, in all
               material  respects,  the  financial  condition   and  results  of
               operations of the Registrant.


Date:     JULY 29, 2004          /S/ PETER C. STIMES
     -------------------------   -----------------------------------------------
                                 Peter C. Stimes, Chief Financial and Accounting
                                 Officer, Vice  President, Treasurer & Assistant
                                 Secretary
                                 (principal financial officer)